UNITED STATE

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 16, 2004

INSPIRE PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its charter)

Delaware	000-31135	04-3209022
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4222 Emperor Boulevard, Suite 200, Durham, North Carolina	27703-8466
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (919) 941-9777

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 16, 2004, Inspire Pharmaceuticals, Inc. (the “Company”) completed the offering of 2,530,000 shares (the “Shares”) of common stock, par value $.001 per share, resulting in net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses, of approximately $42.3 million. The offering of the Shares was made pursuant to a prospectus supplement dated November 10, 2004 together with the prospectus dated July 7, 2004 (collectively, the “Prospectus”) under the Company’s shelf registration statement on Form S-3 (File No. 333-114517) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”).

In order to furnish an updated exhibit for incorporation by reference into the Registration Statement, the Company is filing herewith an opinion received from its counsel regarding the validity of the Shares sold pursuant to the Prospectus. Also attached hereto and made a part hereof is a press release regarding the closing of the offering.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

No.	Description
5.1	Opinion of Reed Smith LLP, dated November 16, 2004

23.1	Consent of Reed Smith LLP (contained in the opinion filed as Exhibit 5.1)

99.1	Press Release dated November 16, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inspire Pharmaceuticals, Inc.

By:	/s/ Thomas R. Staab, II
Thomas R. Staab, II
Chief Financial Officer

Dated: November 16, 2004

EXHIBIT INDEX

No.	Description
5.1	Opinion of Reed Smith LLP, dated November 16, 2004

23.1	Consent of Reed Smith LLP (contained in the opinion filed as Exhibit 5.1)

99.1	Press Release dated November 16, 2004